Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Insys Therapeutics, Inc.

Chandler, Arizona

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2013, relating to the consolidated financial statements of Insys Therapeutics, Inc. as of and for the years ended December 31, 2012 and 2011 appearing in the Company’s registration statement on Form S-1 originally filed on March 30, 2011, as amended (File No. 333-173154).

BDO USA, LLP

Phoenix, Arizona

May 2, 2013